Exhibit 10.12

AMENDMENT NO. 4 TO LICENSE AGREEMENT

BY AND BETWEEN

KARYOPHARM THERAPEUTICS INC. AND BERLIN-CHEMIE AG

THIS AMENDMENT NO. 4 (the “Amendment”) is made and entered into as of August 7, 2025 (the “Amendment No. 4 Effective Date”), by and between Karyopharm Therapeutics Inc., a corporation organized and existing under the law of Delaware and having its principal place of business at 85 Wells Ave., 2nd floor Newton, MA 02459 (“Licensor”) and Berlin-Chemie AG, a corporation organized and existing under the law of Germany and having its principal place of business at Glienicker Weg 125, 12489 Berlin, Germany (“Licensee”). All capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement (as defined herein).

WHEREAS, on December 17, 2021, the Parties entered into that certain License Agreement, as amended by that Amendment No. 1 on May 19, 2022, Amendment No. 2 on March 14, 2023, and Amendment No. 3 on March 4, 2025 (collectively, the “License Agreement”); and

WHEREAS, the Parties, following Licensor request, desire to enter into this Amendment to modify the terms of the License Agreement providing certain payment prorated in advance, in connection therewith.

NOW, THEREFORE, the Parties hereto agree as follows:

1.
Section 7.3.1 of the License Agreement is hereby deleted in its entirety and is replaced with “[Reserved.]”.

Licensee undertakes to pay to Licensor a one-time, non-refundable, non-creditable payment of four million two hundred forty thousand dollars (US$ 4,240,000) within five (5) business days after the receipt by Licensee of the relevant invoice issued by Licensor. The Parties acknowledge that such amount is equal to the actualized value of the sales performance milestone payment originally established under Section 7.3.1 and has been calculated on the basis of a GAAP (Generally Accepted Accounting Principles) methodology expressly agreed by both Parties.

2.
As of the Amendment No. 4 Effective Date, the License Agreement and this Amendment shall be read and construed together as a single agreement, and any and all references in the License Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like referring to the License Agreement shall be deemed a reference to the License Agreement as amended by this Amendment.

This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Amendment may be provided by PDF file and shall be deemed to be original signatures.

[Signature page follows.]

The Parties hereto have executed this Amendment No. 4 to License Agreement as of the Amendment No. 4 Effective Date.

KARYOPHARM THERAPEUTICS INC.		BERLIN-CHEMIE AG

By:	/s/ Richard Paulson	By:	/s/ Ivan Bergstein
Name:	Richard Paulson	Name:	Ivan Bergstein
Title:	President and CEO	Title:	Director

BERLIN-CHEMIE AG

By:	/s/ Karl Ulrich Kolland
Name:	Karl Ulrich Kolland
Title:	Proxy Holder

[Signature page to Amendment No. 4]